Exhibit 3.1

AMENDED AND RESTATED

BYE-LAWS OF
IHS MARKIT LTD.

EFFECTIVE AS OF APRIL 11, 2019

Copyright © 2019 IHS Markit Ltd

Amended and Restated Bye-laws of IHS Markit Ltd.

INTERPRETATION	5
1. Definitions	5
SHARES	6
2. Power to Issue Shares	6
3. Power of the Company to Purchase its Shares	7
4. Rights Attaching to Shares	7
5. Calls on Shares	9
6. Forfeiture of Shares	9
7. Share Certificates	10
8. Fractional Shares	10
REGISTRATION OF SHARES	10
9. Register of Members	10
10. Registered Holder Absolute Owner	11
11. Transfer of Registered Shares	11
12. Transmission of Registered Shares	12
ALTERATION OF SHARE CAPITAL	13
13. Power to Alter Capital	13
14. Variation of Rights Attaching to Shares	13
DIVIDENDS AND CAPITALISATION	13
15. Dividends	13
16. Power to Set Aside Profits	14
17. Method of Payment	14
18. Capitalisation	14
MEETINGS OF MEMBERS	15
19. Annual General Meetings	15
20. Special General Meetings	15
21. Requisitioned General Meetings and Other Business	15
22. Notice	17
23. Giving Notice and Access	17
24. Postponement or Cancellation of General Meeting	18
25. Electronic Participation and Security in General Meetings	18
26. Quorum at General Meetings	18
27. Chairman to Preside at General Meetings	18
28. Voting on Resolutions	19
29. Power to Demand a Vote on a Poll	19
30. Voting by Joint Holders of Shares	20

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Amended and Restated Bye-laws of IHS Markit Ltd.

31. Instrument of Proxy	20
32. Representation of Corporate Member	21
33. Adjournment of General Meeting	21
34. Written Resolutions	21
35. Directors Attendance at General Meetings	22
DIRECTORS AND OFFICERS	22
36. Election of Directors	22
37. Number of Directors	32
38. Term of Office of Directors	32
39. Alternate Directors	32
40. Removal of Directors	32
41. Vacancy in the Office of Director	33
42. Remuneration of Directors	33
43. Defect in Appointment	33
44. Directors to Manage Business	33
45. Powers of the Board of Directors	33
46. Register of Directors and Officers	34
47. Appointment of Officers	35
48. Appointment of Secretary	35
49. Duties of Officers	35
50. Remuneration of Officers	35
51. Conflicts of Interest	35
52. Indemnification and Exculpation of Directors and Officers	35
MEETINGS OF THE BOARD OF DIRECTORS	36
53. Board Meetings	36
54. Notice of Board Meetings	36
55. Electronic Participation in Meetings	37
56. Quorum at Board Meetings	37
57. Board to Continue in the Event of Vacancy	37
58. Chairman; Lead Director	37
59. Written Resolutions	37
60. Validity of Prior Acts of the Board	37
CORPORATE RECORDS	38
61. Minutes	38
62. Place Where Corporate Records Kept	38
63. Form and Use of Seal	38
ACCOUNTS	38

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Amended and Restated Bye-laws of IHS Markit Ltd.

64. Records of Account	38
65. Financial Year End	38
AUDITS	39
66. Annual Audit	39
67. Appointment of Auditor	39
68. Remuneration of Auditor	39
69. Duties of Auditor	39
70. Access to Records	39
71. Financial Statements and the Auditor’s Report	39
72. Vacancy in the Office of Auditor	40
BUSINESS COMBINATIONS	40
73. Business Combinations	40
VOLUNTARY WINDING-UP AND DISSOLUTION	44
74. Winding-Up	44
CHANGES TO CONSTITUTION	44
75. Changes to Bye-laws	44
76. Changes to the Memorandum of Association	45
77. Discontinuance	45
78. Exclusive Jurisdiction	45
79. Headquarters	45

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Amended and Restated Bye-laws of IHS Markit Ltd.

INTERPRETATION

1.	Definitions

1.1.	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981;
Auditor	includes an individual, company or partnership;
Board	the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;
Chairman	the chairman of the Board;
Company	the company for which these Bye-laws are approved and confirmed;
Director	a director of the Company;
Exchange	the Nasdaq Global Select Market, the U.S. stock exchange on which the Company’s Common Shares are listed or any other stock exchange on which the Company’s Common Shares may be listed;
Lead Director	a Director appointed by the Board to such office to perform the role specified in Bye-law 58;
Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;
notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;
Officer	any person appointed by the Board to hold an office in the Company and includes the Secretary;
Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

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Amended and Restated Bye-laws of IHS Markit Ltd.

Register of Members	the register of members referred to in these Bye-laws;
Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;
Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; and
Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

1.2.	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:-

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)	the phrase “issued and outstanding” in relation to shares, means shares in issue other than treasury shares;

(g)	the word “corporation” means a corporation whether or not a company within the meaning of the Act; and

(h)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3.	In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4.	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1.	Subject to these Bye-laws, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine.

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2.2.	Without limitation to the provisions of Bye-law 4, subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board or any committee designated thereby (before the issue or conversion of such shares).

3.	Power of the Company to Purchase its Shares

3.1.	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2.	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.	Rights Attaching to Shares

4.1.         At the date these Bye-laws are adopted, the share capital of the Company is divided into two classes: (i) common shares (the “Common Shares”) and (ii) preference shares (the “Preference Shares”).

4.2.	The holders of Common Shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to any Preference Shares):

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends and other distributions as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.3.	The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, to allot and redesignate such portion of the unissued share capital to such series as it shall determine to be appropriate and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)	the number of shares constituting that series and the distinctive designation of that series;

(b)	the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c)	whether the series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d)	whether the series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares) and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

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(e)	whether or not the shares of that series shall be redeemable or repurchaseable and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g)	the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series; and

(i)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

4.4.	Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

4.5.	At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.6.	All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

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Amended and Restated Bye-laws of IHS Markit Ltd.

5.	Calls on Shares

5.1.	The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2.	Any amount which, by the terms of issue of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

5.3.	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.4.	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up or become payable.

6.	Forfeiture of Shares

6.1.	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call IHS Markit Ltd. (the “Company”)

You have failed to pay the call of [amount of call] made on [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [date]

[Signature of Secretary] By Order of the Board

6.2.	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Act.

6.3.	A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

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6.4.	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

7.	Share Certificates

7.1.	Subject to Bye-law 7.4, every Member shall be entitled to a certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

7.2.	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

7.3.	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed, the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

7.4.	Notwithstanding any provisions of these Bye-laws:

(a)	the Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)	unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

8.	Fractional Shares

The Company shall not issue its shares in fractional denominations.

REGISTRATION OF SHARES

9.	Register of Members

9.1.	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

9.2.	The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

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10.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.	Transfer of Registered Shares

11.1.	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

11.2.	Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.

11.3.	An instrument of transfer for shares which may not be transferred pursuant to either Bye-law 11.1 or Bye-law 11.2 shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares
IHS Markit Ltd. (the “Company”)

FOR VALUE RECEIVED [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

11.4.	Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

11.5.	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer.

11.6.	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

11.7.	The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid up. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. The Board shall have the authority to request from any Member, and such Member shall provide, such information as the Board may reasonably request for the purpose of determining whether the transfer of any share requires such consent, authorisation or permission and whether the same has been obtained. If the Board refuses to register a transfer of any share, the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

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12.	Transmission of Registered Shares

12.1.	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Act, for the purpose of this Bye-law 12.1, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

12.2.	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case, unless the shares may be transferred pursuant to either Bye-law 11.1 or Bye-law 11.2, the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member IHS Markit Ltd. (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

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12.3.	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

12.4.	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

13.	Power to Alter Capital

13.1.	The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its authorised share capital in any manner permitted by the Act.

13.2.	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

14.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

15.	Dividends

15.1.	The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

15.2.	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

15.3.	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

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15.4.	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

15.5.	No unpaid dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company unless otherwise provided by the rights attached to such share.

16.	Power to Set Aside Profits

The Board may, before declaring a dividend or distribution, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies, for equalising dividends, securing equality of distribution or for any other purpose.

17.	Method of Payment

17.1.	Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by such means as the Board shall determine, including by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members (in the case of joint holders of shares, unless directed in writing otherwise by such joint holders, to the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members). Every such cheque or draft shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or draft shall be a good discharge to the Company. Every such cheque or draft shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares, any one of them can give an effectual receipt for any dividend, distributions or other monies payable in respect of such shares.

17.2.	The Board may deduct from any dividend, distribution or other monies payable to any Member all monies due from such Member to the Company on account of calls or otherwise in respect of a share which is not fully paid.

17.3.	Any dividend, distribution and/or other monies payable in respect of a share which has remained unclaimed for a period of six years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend, distribution or other monies payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

17.4.	The Company shall be entitled to cease sending dividend cheques and drafts by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or draft.

18.	Capitalisation

18.1.	The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for dividend or distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

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18.2.	The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

19.	Annual General Meetings

An annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place in or outside Bermuda as the Board shall appoint.

20.	Special General Meetings

The Chairman or a majority of the Directors then in office may convene a special general meeting whenever in their judgment such a meeting is necessary.

21.	Requisitioned General Meetings and Other Business

21.1.	The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

21.2.	In addition to any rights of Members under the Act or these Bye-laws, business may be brought before any annual general meeting or any special general meeting by any person who: (i) is a Member of record on the date of the giving of the notice provided for in this Bye-law 21 and on the record date for the determination of Members entitled to receive notice of and vote at such meeting; and (ii) complies with the notice procedures set forth in this Bye-law 21.

21.3.	In addition to any other applicable requirements, for other business to be proposed by a Member pursuant to Bye-law 21.2, such Member must have given timely notice thereof in proper written form to the Secretary.

21.4.	To be timely, a notice given to the Secretary pursuant to Bye-law 21.3 must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company as set forth in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”): (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting or, in the event the annual general meeting is called for a date that is greater than 30 days before or after such anniversary, the notice must be so delivered or mailed and received not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which initial public disclosure of the date of the annual general meeting was made; and (ii) in the case of a special general meeting, not later than 7 days following the earlier of the date on which notice of the special general meeting was posted to Members or the date on which initial public disclosure of the date of the special general meeting was made. In no event shall the adjournment or postponement of any meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a Member’s notice as described in Bye-law 21.4.

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Amended and Restated Bye-laws of IHS Markit Ltd.

21.5.	To be in proper written form, a notice given to the Secretary pursuant to Bye-law 21.3 must set forth as to each matter such Member proposed to bring before the general meeting: (i) a brief description of the business desired to be brought before the general meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bye-laws of the Company, the language of the proposed amendment) and the reasons for conducting such business at the general meeting; (ii) the name and record address of such Member and of the beneficial owner, if any, on whose behalf the business is being proposed; (iii) the class or series and number of shares of the Company which are registered in the name of or beneficially owned by such Member and such beneficial owner (including any shares as to which such Member or such beneficial owner has a right to acquire ownership at any time in the future); (iv) a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or indirectly, by such Member or such beneficial owner, the purpose or effect of which is to give such Member or such beneficial owner economic risk similar to ownership of shares of the Company; (v) a description of all agreements, arrangements, understandings or relationships engaged in, directly or indirectly, by such Member or such beneficial owner (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares), the purpose or effect of which is to mitigate loss to, reduce the economic risk (or ownership or otherwise) of any shares or any class or series of shares of the Company, manage the risk of share price changes for, or increase or decrease the voting power of, such Member or beneficial owner, or which provides, directly or indirectly, such Member or beneficial owner with the opportunity to profit from any decrease in the price or value of the shares or any class or series of shares of the Company; (vi) a description of all agreements, arrangements, understandings or relationships between such Member or such beneficial owner or any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business by such Member and any material interest of such Member or such beneficial owner or any of their respective affiliates or associates in such business; (vii) a representation that such Member intends to appear in person or by proxy at the general meeting to bring such business before the general meeting; (viii) a representation as to whether such Member or any such beneficial owner intends or is part of a group that intends to (A) deliver a proxy statement and/or form of proxy to Members of at least the percentage of the voting power of the Company’s issued and outstanding shares required to pass such proposed business and/or (B) otherwise solicit proxies from Members in support of such proposed business; and (ix) such other information relating to the proposed business as the Company may reasonably require.

21.6.	Once business has been properly brought before the general meeting in accordance with the procedures set forth in this Bye-law 21, nothing in this Bye-law shall be deemed to preclude discussion by any Member of such business. If the chairman of a general meeting determines that business was not properly brought before the meeting in accordance with this Bye-law 21, the chairman shall declare to the meeting that the business was not properly brought before the meeting and the determination of the chairman shall be final and such business shall not be transacted.

21.7.	No business may be transacted at a general meeting, other than business that is either (i) properly brought before the general meeting by or at the direction of the Board (or any duly authorised committee thereof); or (ii) properly brought before the general meeting by any Member or Members in accordance with the Act or these Bye-laws.

21.8.	If requested by the Company, the information required under Bye-laws 21.5, (iv), (v) and (vi) shall be supplemented by such Member and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

22.	Notice

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Amended and Restated Bye-laws of IHS Markit Ltd.

22.1.	At least 14 days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

22.2.	At least 10 days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

22.3.	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

22.4.	A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; or (ii) by a majority in number of the Members having the right to attend and vote at the general meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

22.5.	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that general meeting..

23.	Giving Notice and Access

23.1.	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)	by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served five days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)	by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)	by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)	by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

23.2.	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

23.3.	In proving service under paragraphs 23.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

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Amended and Restated Bye-laws of IHS Markit Ltd.

24.	Postponement or Cancellation of General Meeting

The Secretary may, and on the instruction of the Chairman or the Board, the Secretary shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a general meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to the Members in accordance with these Bye-laws.

25.	Electronic Participation and Security in General Meetings

25.1.	The Board may, but shall not be required to, make arrangements permitting Members to participate in any general meeting by such telephonic, electronic or other communications facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation by way of such facilities or means in such a meeting shall constitute presence in person at such meeting.

25.2.	The Board may, and at any general meeting, the chairman of such meeting may, make any arrangement and impose any requirement or restriction the Board or such chairman considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

26.	Quorum at General Meetings

26.1.	Subject to the rules of the Exchange, at any general meeting two or more persons present at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued shares in the Company entitled to vote at such general meeting shall form a quorum for the transaction of business.

26.2.	If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

27.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman shall act as chairman of the meeting at all general meetings at which such person is present. In the Chairman’s absence the Lead Director shall act as chairman of the meeting. In the absence of both the Chairman and the Lead Director a chairman of the meeting shall be appointed or elected by the Directors present at the meeting and in their absence by a majority of those present at the meeting and entitled to vote.

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Amended and Restated Bye-laws of IHS Markit Ltd.

28.	Voting on Resolutions

28.1.	Subject to the Act, these Bye-laws and the rules of the Exchange, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

28.2.	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

28.3.	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to these Bye-laws and any rights or restrictions for the time being lawfully attached to any class of shares, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

28.4.	In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means permitted by the Board pursuant to Bye-law 25.1, the chairman of the meeting shall direct the manner in which such Member may cast his vote in the form of an electronic record or otherwise on a show of hands.

28.5.	At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

28.6.	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

29.	Power to Demand a Vote on a Poll

29.1.	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

29.2.	Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting, including persons present by telephone, electronic or other communications facilities, shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person holding multiple shares or holding a proxy in respect of multiple shares need not use all his votes or cast all the votes he uses in the same way.

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Amended and Restated Bye-laws of IHS Markit Ltd.

29.3.	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

29.4.	Where a vote is taken by poll, each person present and entitled to vote, including each person present by telephone, electronic or other communications facilities, shall record his vote in such manner as the chairman of the meeting may direct having regard to the nature of the question on which the vote is taken. Each ballot shall be marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the votes cast in accordance with such directions shall be examined and counted by one or more inspectors of votes appointed by the Board or, in the absence of such appointment, a committee appointed by the chairman of the meeting for the purpose. The result of the poll shall be declared by the chairman of the meeting.

30.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

31.	Instrument of Proxy

31.1.	A Member may appoint a proxy by

(a)	such telephonic, electronic or other means as may be approved by the Board from time to time; or

(b)	an instrument in writing in substantially the following form or such other form as the Board may determine from time to time or that the chairman of the meeting may accept:

Proxy
IHS Markit Ltd. (the “Company”)

I/We, [insert names here] , being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on [date] and at any adjournment thereof. [Any restrictions on voting to be inserted here.]

Signed this [date]

Members

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Amended and Restated Bye-laws of IHS Markit Ltd.

31.2.	The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

31.3.	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

31.4.	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

32.	Representation of Corporate Member

32.1.	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any general meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

32.2.	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

33.	Adjournment of General Meeting

33.1.	The chairman of a general meeting at which a quorum is present may, with the consent of the Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy) adjourn the meeting.

33.2.	The chairman of a general meeting may adjourn the meeting to another time and place without the consent or direction of the Members if it appears to him that

(a)	it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

33.3.	Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

34.	Written Resolutions

34.1.	Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by or on behalf of all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

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Amended and Restated Bye-laws of IHS Markit Ltd.

34.2.	A resolution in writing may be signed in any number of counterparts.

34.3.	A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

34.4.	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

34.5.	This Bye-law shall not apply to:

(a)	a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.

34.6.	For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by or on behalf of the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

35.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

36.	Election of Directors

36.1.	Only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors. Any Member or the Board may propose any person for election as a Director. Where any person, other than a person proposed for re-election or election as a Director by the Board, is to be proposed for election as a Director, notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director. Where a Director is to be elected:

(a)	at an annual general meeting, such notice must be given: (i) not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting or, in the event the annual general meeting is called for a date that is greater than 30 days before or after such anniversary, the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which public disclosure of the date of the annual general meeting was made; or (ii) in accordance with the procedures set forth in Bye-law 36.2;

(b)	at a special general meeting, such notice must be given not later than 7 days following the earlier of the date on which notice of the special general meeting was posted to Members or the date on which public disclosure of the date of the special general meeting was made;

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(c)	in the case of an election at any general meeting, such notice must set forth: (i) as to each person whom the Member proposes to nominate for election as a Director: (A)the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of the Company owned beneficially or of record by the person, (D) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a Director of the Company and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to applicable laws or regulations or that the Company may reasonably request in order to determine the eligibility of such person to serve as a Director of the Company (including, without limitation, pursuant to Section 14 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (ii) the name and record address of the Member giving the notice and of the beneficial owner, if any, on whose behalf the nomination is proposed; (iii) the class or series and number of shares of the Company which are registered in the name of or beneficially owned by such Member and such beneficial owner (including any shares as to which such Member or such beneficial owner has a right to acquire ownership at any time in the future); (iv) a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or indirectly, by such Member or such beneficial owner, the purpose or effect of which is to give such Member or such beneficial owner economic risk similar to ownership of shares of the Company; (v) a description of all agreements, arrangements, understandings or relationships engaged in, directly or indirectly, by such Member or such beneficial owner (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares), the purpose or effect of which is to mitigate loss to, reduce the economic risk (or ownership or otherwise) of any shares or any class or series of shares of the Company, manage the risk of share price changes for, or increase or decrease the voting power of, such Member or beneficial owner, or which provides, directly or indirectly, such Member or beneficial owner with the opportunity to profit from any decrease in the price or value of the shares or any class or series of shares of the Company; (vi) a description of all agreements, arrangements, understandings or relationships between such Member or such beneficial owner or any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposed nomination by such Member and any material relationship between such Member or such beneficial owner or any of their respective affiliates or associates and the person proposed to be nominated for election; (vii) a representation that such Member intends to appear in person or by proxy at the general meeting to propose such nomination; (viii) a representation as to whether such Member or any such beneficial owner intends or is part of a group that intends to (A) deliver a proxy statement and/or form of proxy to Members of at least the percentage of the voting power of the Company’s issued and outstanding shares required to elect such nominee and/or (B) otherwise solicit proxies from Members in support of such nomination; and (ix) such other information relating to the proposed nomination as the Company may reasonably require;

(d)	in the case of an election at any general meeting, such notice must be accompanied by a written consent of each person whom the Member proposes to nominate for election as a Director to being named as a nominee and to serve as a Director if elected; and

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Amended and Restated Bye-laws of IHS Markit Ltd.

(e)	if requested by the Company, the information required under Bye-laws 36.1(c)(iii), (iv), (v) and (vi) shall be supplemented by such Member and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

36.2.	(a) Subject to the provisions of this Bye-law 36.2, if expressly requested in the relevant Member Notice (as defined below), the Company shall include in its proxy statement for the annual general meeting (but not for any special general meeting): (i) the names of any person or persons nominated for election as a Director (each, a “Member Nominee”), who shall also be included on the Company’s form of proxy and ballot, by any Eligible Member (as defined below) or group of up to 20 Eligible Members that, as determined by the Board has (individually or collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures and requirements set forth in this Bye-law 36.2 (such Eligible Member or group of Eligible Members being a “Nominating Member”); (ii) disclosure about each Member Nominee and the Nominating Member required under the rules of the SEC or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Member in the Member Notice for inclusion in the proxy statement in support of each Member Nominee’s election to the Board (subject, without limitation, to Bye-law 36.2(e)(ii)), provided that such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act including Rule 14a-9 thereunder (the “Supporting Statement”); and (iv) any other information that the Board determines, in its discretion, to include in the proxy statement relating to the nomination of each Member Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Bye-law 36.2 and any solicitation materials or related information with respect to a Member Nominee.

(b)	For purposes of this Bye-law 36.2, any determination to be made by the Board may be made by the Board, a committee of the Board or any officer of the Company delegated the authority by the Board or a committee of the Board. The chairman of the annual general meeting, in addition to making any other determinations that may be appropriate to the conduct of the annual general meeting, shall have the power to determine whether a Member Nominee has been nominated in accordance with the requirements of this Bye-law 36.2 and, if not so nominated, shall direct and declare at the meeting that such Member Nominee shall not be considered. Any determination made pursuant to this section shall be final and binding on the Company, any Eligible Member, any Nominating Member, any Member Nominee and any other Member so long as made in good faith (without any further requirements).

(i)	The Company shall not be required to include in the proxy statement for the annual general meeting more Member Nominees than that number of Directors constituting the greater of two or 20% of the total number of Directors of the Company then serving on the last day on which a Member Notice may be submitted pursuant to this Bye-law 36.2 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual general meeting shall be reduced by: (A) each Member Nominee whose nomination is withdrawn by the Nominating Member or who becomes unwilling to serve on the Board; (B) each Member Nominee who ceases to satisfy, or each Member Nominee of a Nominating Member that ceases to satisfy, the eligibility requirements in this Bye-law 36.2, as determined by the Board; (C) each Member Nominee who the Board itself decides to nominate for election at such annual general meeting; (D) each

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individual whose name will be included in the Company’s proxy materials as a nominee recommended by the Board pursuant to an agreement, arrangement or other understanding with a Member or group of Members (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares from the Company by such Member or group of Members); and (E) the number of incumbent Directors who had been Member Nominees at any of the preceding two annual general meetings and whose re-election at the upcoming annual general meeting is being recommended by the Board. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in Bye-law 36.2(d) but before the date of the annual general meeting and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced.

(ii)	If the number of Member Nominees pursuant to this Bye-law 36.2 for any annual general meeting exceeds the Maximum Number then, promptly upon notice from the Company, each Nominating Member will select one Member Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of Common Shares that each Nominating Member disclosed as owned in its Member Notice, with the process repeated if the Maximum Number is not reached after each Nominating Member has selected one Member Nominee. If, after the deadline for submitting a Member Notice as set forth in Bye-law 36.2(d), a Nominating Member or a Member Nominee ceases to satisfy the eligibility requirements in this Bye-law 36.2, as determined by the Board, a Nominating Member withdraws its nomination or a Member Nominee becomes unwilling to serve on the Board, whether before or after the mailing or other distribution of the definitive proxy statement, then the Company: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the Member Nominee or any successor or replacement Member Nominee proposed by the Nominating Member or by any other Nominating Member and (B) may otherwise communicate to its Members, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Member Nominee will not be included as a Member Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual general meeting.

(c)	For purposes of this Bye-law 36.2:

(i)	An “Eligible Member” is a person who has: (A) been a registered holder of Common Shares used to satisfy the eligibility requirements in this Bye-law 36.2 continuously for the three-year period specified in Bye-law 36.2(c)(ii) and/or (B) provides to the Secretary, within the time period referred to in Bye-law 36.2(d), evidence of continuous ownership of such Common Shares for such three-year period from one or more securities intermediaries in a form that the Board determines acceptable.

(ii)	An Eligible Member or group of up to 20 Eligible Members may submit a nomination in accordance with this Bye-law 36.2 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any share subdivisions or splits, share consolidations or reverse splits, bonus share issues or share dividends or similar events) of Common Shares throughout the three-year period preceding and including the date of submission of the Member Notice, and continues to own at least the Minimum Number of Common Shares through the date of the

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annual general meeting. The following shall be treated as one Eligible Member if such Eligible Member shall provide together with the Member Notice documentation satisfactory to the Board that the Eligible Member consists only of two or more funds that are: (A) under common management and investment control; (B) under common management and funded primarily by the same employer; or (C) a “group of investment companies” (each as defined in the U.S. Investment Company Act of 1940, as amended). In the event of a nomination by a Nominating Member that includes more than one Eligible Member, any and all requirements and obligations for a given Eligible Member shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Members constituting the Nominating Member. Should any Eligible Member cease to satisfy the eligibility requirements in this Bye-law 36.2, as determined by the Board, or withdraw from a group of Eligible Members constituting a Nominating Member at any time prior to the annual general meeting, the Nominating Member shall be deemed to own only the Common Shares held by the remaining Eligible Members. As used in this Bye-law 36.2, any reference to a “group” or “group of Eligible Members” refers to any Nominating Member that consists of more than one Eligible Member and to all the Eligible Members that make up such Nominating Member.

(iii)	The “Minimum Number” of Common Shares means 3% of the number of issued and outstanding Common Shares as of the most recent date for which such amount is given in any filing by the Company with the SEC prior to the submission of the Member Notice.

(iv)	An Eligible Member “owns” only those issued and outstanding Common Shares as to which such Eligible Member possesses both: (A) the full voting and investment rights pertaining to such Common Shares and (B) the full economic interest in (including the opportunity for profit from and the risk of loss on) such Common Shares; provided that the number of Common Shares calculated in accordance with clauses (A) and (B) of this Bye-law 36.2(c)(iv) shall not include any Common Shares (w) purchased or sold by such Eligible Member or any of its affiliates in any transaction that has not been settled or closed, (x) that were entered into short positions or otherwise sold short by such Eligible Member, (y) borrowed by such Eligible Member or any of its affiliates for any purpose or purchased by such Eligible Member or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Member or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of the issued and outstanding Common Shares, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such Eligible Member’s or any of its affiliates’ full right to vote or direct the voting of any such Common Shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such Common Shares by such Eligible Member or any of its affiliates. An Eligible Member “owns” Common Shares held in the name of a nominee or other intermediary so long as the Eligible Member retains the right to instruct how the shares are voted and possesses the full economic interest in the Common Shares. An Eligible Member’s ownership of Common Shares shall be deemed to continue during any period in which the

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Eligible Member has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Member. An Eligible Member’s ownership of Common Shares shall be deemed to continue during any period in which the Eligible Member has loaned such Common Shares provided that the Eligible Member has the power to recall such loaned Common Shares on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether issued and outstanding Common Shares are “owned” for these purposes shall be determined by the Board. For purposes of this Bye-law 36.2(c)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(v)	No Eligible Member shall be permitted to be in more than one group constituting a Nominating Member, and if any Eligible Member appears as a member of more than one group, such Eligible Member shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Member Notice.

(d)	To nominate a Member Nominee pursuant to this Bye-law 36.2, the Nominating Member (including, for the avoidance of doubt, each group member in the case of a Nominating Member consisting of a group of Eligible Members) must deliver to the Secretary at the principal executive offices of the Company all of the following information and documents in a form that the Board determines acceptable (collectively, the “Member Notice”), not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company mailed its proxy statement for the prior year’s annual general meeting; provided, however, that if (and only if) the annual general meeting is not scheduled to be held within a period that commences 30 days before the first anniversary date of the preceding year’s annual general meeting and ends 30 days after the first anniversary date of the preceding year’s annual general meeting (an annual general meeting date outside such period being referred to herein as an “Other Meeting Date”), the Member Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual general meeting, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of the Member Notice):

(i)	one or more written statements from the registered holder of the Common Shares (and from each intermediary through which such Common Shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date of the Member Notice, the Nominating Member owns, and has continuously owned for the preceding three years, the Minimum Number of Common Shares, and the Nominating Member’s agreement to provide, within five business days after the record date for the annual general meeting, written statements from the registered holder and intermediaries verifying the Nominating Member’s continuous ownership of the Minimum Number of Common Shares through the record date;

(ii)	an agreement to hold the Minimum Number of Common Shares through the annual general meeting and to provide immediate notice if the Nominating Member ceases to own the Minimum Number of Common Shares at any time prior to the date of the annual general meeting;

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(iii)	a copy of the Schedule 14N (or any successor form) relating to each Member Nominee, completed and filed with the SEC by the Nominating Member as applicable, in accordance with SEC rules;

(iv)	the written consent of each Member Nominee to being named in the Company’s proxy statement, form of proxy and ballot as a Member Nominee and to serving as a Director if elected;

(v)	a written notice, in a form the Board determines acceptable, of the nomination of each Member Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Member: (1) the information that would be required to be set forth in a Member’s notice of nomination pursuant to Bye-law 36.1(c); (2) a representation and warranty that the Nominating Member acquired the Common Shares in the ordinary course of business and did not acquire, and is not holding, Common Shares for the purpose or with the intent of changing or influencing control of the Company; (3) a representation and warranty that the Nominating Member has not nominated and will not nominate for election to the Board at the annual general meeting any person other than such Nominating Member’s Member Nominee(s); (4) a representation and warranty that the Nominating Member has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Rule 14a-1(l)(2)(iv)) with respect to the annual general meeting, other than with respect to such Nominating Member’s Member Nominee(s) or any nominee of the Board); (5) a representation and warranty that the Nominating Member will not use any proxy card other than the Company’s proxy card in soliciting Members in connection with the election of a Member Nominee at the annual general meeting; (6) a representation and warranty that each Member Nominee’s candidacy or, if elected, Board membership would not violate these Bye-laws, applicable law or the rules of the Exchange; (7) a representation and warranty that each Member Nominee: (u) does not have any direct or indirect relationship with the Company that would cause the Member Nominee to be deemed not independent pursuant to the Company’s Corporate Governance Guidelines and otherwise qualifies as independent under any other standards established by the Company and the rules of the Exchange; (v) meets the audit committee and compensation committee independence requirements under the rules of the Exchange; (w) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (x) is an “outside director” for the purposes of Section 162(m) of the U.S. Internal Revenue Code (or any successor provision); (y) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Member Nominee; and (z) meets the director qualifications set forth in the Company’s Corporate Governance Guidelines and any other standards established by the Board; (8) a representation and warranty that the Nominating Member satisfies the eligibility requirements set forth in Bye-law 36.2(c); (9) a representation and warranty that the Nominating Member intends to continue to satisfy the eligibility requirements described in Bye-law 36.2(c) through the date of the annual general meeting; (10) details of any position of a Member Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the

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Company or its affiliates) of the Company and of any other relationship with or financial interest in any competitor, within the three years preceding the submission of the Member Notice; (11) if desired, a Supporting Statement; and (12) in the case of a nomination by a Nominating Member comprised of a group, the designation by all Eligible Members in such group of one Eligible Member that is authorised to act on behalf of the Nominating Member with respect to matters relating to the nomination, including withdrawal of the nomination;

(vi)	an executed agreement, in a form the Board determines acceptable, pursuant to which the Nominating Member (including in the case of a group, each Eligible Member in that group that comprises the Nominating Member) agrees: (1) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (2) to file any written solicitation or other communication with the Members relating to one or more of the Directors or the Company’s nominees for election as Directors or any Member Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Member or any of its Member Nominees with the Company, its Members or any other person in connection with the nomination or election of Directors, including, without limitation, the Member Notice; (4) without prejudice to Bye-law 52, to indemnify and hold harmless (jointly and severally with all other Eligible Members that comprise the Nominating Member) the Company and each of its Directors, Officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, Officers or employees arising out of or relating to a failure or alleged failure of the Nominating Member or any of its Member Nominees to comply with, or any breach or alleged breach of, its, or their, as applicable, obligations, agreements or representations under this Bye-law 36.2; (5) in the event that any information included in the Member Notice or any other communication by the Nominating Member (including with respect to any Eligible Member included in a group) with the Company, its Members or any other person in connection with the nomination or election ceases to be true and accurate in any material respect (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Company and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (6) in the event that the Nominating Member (including any Eligible Member in a group) has failed to continue to satisfy the eligibility requirements described in Bye-law 36.2(c)(i), to promptly notify the Secretary; and

(vii)	an executed agreement, in a form the Board determines acceptable, by each Member Nominee: (1) to provide to the Company such other information and certifications, including completion of the Company’s director nominee questionnaire, as the Board, any committee appointed by the Board or any person employed by the Company, may reasonably request; (2) at the reasonable request of the Board, any committee appointed by the Board or

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any person employed by the Company, to meet with the Board, any committee appointed by the Board or any person employed by the Company to discuss matters relating to the nomination of such Member Nominee, including the information provided by such Member Nominee to the Company in connection with his or her nomination and such Member Nominee’s eligibility to serve as a Director; (3) that such Member Nominee has read and agrees, if elected, to comply with all of the Company’s corporate governance, conflict of interest, confidentiality, and share ownership and trading policies and guidelines, and any other Company policies and guidelines applicable to Directors; and (4) that such Member Nominee is not and will not become a party to (x) any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity, in connection with such person’s nomination, candidacy, service or action as a Director that has not been fully disclosed, including the amount of any payment or payments received or receivable thereunder to the Company prior to or concurrently with the Nominating Member’s submission of the Member Notice, (y) any agreement, arrangement or understanding with any person or entity as to how such Member Nominee, if elected, will vote or act on any issue (a “Voting Commitment”) except such as is already existing and has been fully disclosed to the Company prior to or concurrently with the Nominating Member’s submission of the Member Notice, or (z) any Voting Commitment that could limit or interfere with such Member Nominee’s ability to comply, if elected, with his or her fiduciary duties under applicable law.

The information and documents required by this Bye-law 36.2(d) to be provided by the Nominating Member shall be (1) provided with respect to and executed by each Eligible Member in the group in the case of a Nominating Member comprised of a group of Eligible Members; and (2) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N of the SEC’s rules (or any successor item) (x) in the case of a Nominating Member that is an entity and (y) in the case of a Nominating Member that is a group that includes one or more Eligible Members that are entities. The Member Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Bye-law 36.2(d) (other than such information and documents contemplated to be provided after the date the Member Notice is provided) have been delivered to and received by the Secretary.

(e)	Notwithstanding anything to the contrary contained in this Bye-law 36.2:

(i)	the Company may omit from its proxy statement any Member Nominee and any information concerning such Member Nominee (including a Nominating Member’s Supporting Statement) and no vote on such Member Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Company), and the Nominating Member may not, after the last day on which a Member Notice would be timely, cure in any way any defect preventing the nomination of such Member Nominee, if: (1) the Company receives a notice pursuant to Bye-law 36.1(a)(i) that a Member intends to nominate a candidate for election as a Director at the annual general meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Company; (2) the Nominating Member (or, in the case of a Nominating Member consisting of a group of Eligible Members, the Eligible Member that is authorised to act on behalf of the Nominating Member), or any qualified representative thereof, does not appear at the annual general meeting to present the nomination submitted pursuant to this Bye-law 36.2 or

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the Nominating Member withdraws its nomination; (3) the chairman of the annual general meeting declares that such nomination was not made in accordance with the procedures prescribed by this Bye-law 36.2 and shall therefore be disregarded; (4) the Board determines that such Member Nominee’s nomination or election to the Board would result in the Company violating or failing to be in compliance with these Bye-laws or any applicable law, rule or regulation to which the Company is subject, including any rules or regulations of the Exchange; (5) such Member Nominee was nominated for election to the Board pursuant to this Bye-law 36.2 at one of the Company’s two preceding annual general meetings and either withdrew from or became ineligible or unavailable for election at such annual general meeting or received the affirmative vote of less than 25% of the Common Shares entitled to vote for such Member Nominee; (6) such Member Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the U.S. Clayton Antitrust Act of 1914, as amended; (7) the Company is notified, or the Board determines, that a Nominating Member has failed to continue to satisfy the eligibility requirements described in Bye-law 36.2(c), any of the representations and warranties made in the Member Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Member Nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Member or such Member Nominee under this Bye-law 36.2;

(ii)	the Company may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Member Nominee included in the Member Notice, if the Board determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, company, partnership, association or other entity, organization or governmental authority; (3) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation; or (4) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Company; and

(iii)	the Company may solicit against, and include in the proxy statement its own statement relating to, any Member Nominee.

36.3.	In no event shall the adjournment or postponement of any meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a Member’s notice as described in Bye-laws 36.1(a) and 36.1(b).

36.4.	Where persons are validly proposed for re-election or election as a Director, each person receiving a majority of the votes cast shall be elected as a Director, provided that if the number of persons validly proposed for re-election or election as a Director exceeds the number of positions available for the election of Directors, then the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors. For the purposes of this Bye-law 36.4, (i) a “majority of the votes cast” means that the number of shares voted “for” a Director must exceed the number of shares voted “against” that Director and (ii) “votes cast” shall include only votes cast by shares represented in person or by proxy at the meeting and entitled to vote on the election of Directors, and shall exclude abstentions.

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36.5.	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

36.6.	The chairman of any general meeting may, if the facts warrant, determine and declare to the general meeting that a nomination was not made in accordance with the procedures prescribed by these Bye-laws, and if the chairman should so determine, the chairman shall so declare to the general meeting, and the defective nomination shall be disregarded.

37.	Number of Directors

The Board shall consist of such number of Directors being not less than five Directors or such greater number as the Board may from time to time determine.

38.	Term of Office of Directors

Commencing at the first annual general meeting that is held after the date of adoption of these Bye-laws and each succeeding annual general meeting, Directors shall be elected annually for a one-year term expiring at the next annual general meeting; provided that each Director serving as a Class I Director immediately prior to the adoption of these Bye-laws shall hold office until the annual general meeting held in 2021, each Director serving as a Class II Director immediately prior to the adoption of these Bye-laws shall hold office until the annual general meeting held in 2019 and each Director serving as a Class III Director immediately prior to the adoption of these Bye-laws shall hold office until the annual general meeting held in 2020; and subject to his office being vacated pursuant to Bye-law 41. A Director elected or appointed to fill a vacancy pursuant to Bye-law 40.2 or Bye-law 41.2 shall hold office until the next annual general meeting held after the date of such appointment.

39.	Alternate Directors

The election or appointment of a person or persons to act as a Director in the alternative to any one or more Directors shall not be permitted.

40.	Removal of Directors

40.1.	Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director only with cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

40.2.	If a Director is removed from the Board under this Bye-law, the Members may fill the vacancy at the meeting at which such Director is removed, provided the nominee for the vacancy is proposed in accordance with Bye-law 36. In the absence of such election or appointment, the Board may fill the vacancy.

40.3.	For the purposes of this Bye-law 40, “cause” shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the Director or the Company into disrepute and which results in material financial detriment to the Company.

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40.4.	Notwithstanding anything to the contrary in these Bye-laws, the Board shall have the power to remove a Director for a material breach of any of the Company’s corporate governance, conflict of interest, confidentiality, share ownership or trading policies and guidelines, or any other Company policies or guidelines applicable to Directors.

41.	Vacancy in the Office of Director

41.1.	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns his office by notice to the Company

41.2.	Provided a quorum of Directors remains in office, the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board.

42.	Remuneration of Directors

Directors may receive compensation for their services as Director, including compensation for service on any committee appointed by the Board and any additional fees for committee chairs, in amounts, and on such basis, as shall be established from time to time by the Board. The Directors may also be paid all travel, hotel and other reasonable out-of-pocket expenses properly incurred by them in attending and returning from Board meetings, meetings of any committee appointed by the Board or general meetings, or in connection with the business of the Company or their duties as Directors generally.

43.	Defect in Appointment

All acts done in good faith by the Board, any Director, any committee appointed by the Board, any member of any such committee, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

44.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

45.	Powers of the Board of Directors

The Board may:

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(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)	exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	appoint one or more persons to the office of chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company and listing the shares of the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall be subject to the oversight and central control of the Board, shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit, provided always that the execution of those powers remains subject to the oversight and control of the Board;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

46.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

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47.	Appointment of Officers

The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

48.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time.

49.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time, provided always that the execution of those powers and the performance of those duties remain subject to the general oversight and central control of the Board.

50.	Remuneration of Officers

The Officers shall receive such remuneration as the Board or a committee appointed by the Board may determine.

51.	Conflicts of Interest

51.1.	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

51.2.	A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest as required by the Act.

51.3.	Following a declaration of interest being made pursuant to Bye-law 51.2, the Interested Director shall be disqualified from participating in the discussion or voting on the matter unless the chairman of the meeting determines that such Interested Director shall not be disqualified as such. In the event the chairman of the meeting makes a declaration under Bye-law 51.2, such determination may be made by a majority of the votes cast by the Directors not having such an interest. In addition, an Interested Director may, but shall not be required to, recuse himself from the discussion or voting on any particular matter because of a possible conflict or for any other reason disclosed to the other Directors. Any Interested Director that is so disqualified or that elects to be recused shall nevertheless be counted toward a quorum for the meeting.

In the event that one or more Interested Directors are disqualified or elect to be recused from voting on a matter, or one or more Directors are later found to have an interest or conflict that should have been declared, the matter shall be approved or stand approved if it is or was approved by a majority of the votes cast by the Directors that do not have an interest or conflict in the matter, even if less than a quorum.

52.	Indemnification and Exculpation of Directors and Officers

52.1.	The Directors, Resident Representative, Secretary and other Officers, and any person appointed to any committee by the Board in accordance with these Bye-Laws acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or

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trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any monies or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

52.2.	The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

52.3.	The Company may advance monies to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him.

MEETINGS OF THE BOARD OF DIRECTORS

53.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Subject to these Bye-laws, a resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

54.	Notice of Board Meetings

The Chairman may, and the Secretary on the requisition of the Chairman shall, at any time summon a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose..

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55.	Electronic Participation in Meetings

Directors may participate in any Board meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

56.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a Board meeting shall be a majority of the Directors then in office, provided that if there is only one Director for the time being in office the quorum shall be one.

57.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

58.	Chairman; Lead Director

58.1.	Unless otherwise agreed by a majority of the Directors attending, (i) the Chairman shall act as chairman at all Board meetings at which such person is present and (ii) in the Chairman’s absence, the Lead Director shall act as chairman at all Board meetings at which such person is present. In the absence of both the Chairman and the Lead Director, a chairman of the meeting shall be appointed or elected by the Directors present at the meeting unless otherwise determined in accordance with procedures adopted by the Board.

58.2.	In addition to acting as chairman of Board meetings in accordance with Bye-law 58.1, the Lead Director shall (a) serve as the liaison between the non-management Directors and the management Directors, (b) participate in the development of, and approve, the agenda for each Board meeting and (c) preside over an in camera session of the non-management Directors to be held at each Board meeting.

59.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by the last Director.

60.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

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CORPORATE RECORDS

61.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, Board meetings and meetings of committees appointed by the Board.

62.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

63.	Form and Use of Seal

63.1.	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

63.2.	A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

63.3.	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

64.	Records of Account

64.1.	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

64.2.	Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

64.3.	Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

65.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 30th November in each year.

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AUDITS

66.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

67.	Appointment of Auditor

67.1.	Subject to the Act, the appointment of an auditor of the accounts of the Company for each fiscal year shall be submitted to the Members for their approval at the annual general meeting or at a subsequent general meeting.

67.2.	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

68.	Remuneration of Auditor

The remuneration of an Auditor shall be fixed by the Members or by the Board (or a committee appointed by the Board), if it is authorised to do so by the Members, save that the remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Bye-laws shall be fixed by the Board.

69.	Duties of Auditor

69.1.	The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

69.2.	The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

70.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

71.	Financial Statements and the Auditor’s Report

71.1.	Subject to the following bye-law, the financial statements and/or the auditor’s report as required by the Act shall:

(a)	be laid before the Members at the annual general meeting; or

(b)	be received, accepted, adopted, approved or otherwise acknowledged by the Members by written resolution passed in accordance with these Bye-laws.

71.2.	If all Members and Directors shall agree, either in writing or at a meeting, that in respect of a particular interval no financial statements and/or auditor’s report thereon need be made available to the Members, and/or that no auditor shall be appointed, then there shall be no obligation on the Company to do so.

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72.	Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the auditor.

BUSINESS COMBINATIONS

73.	Business Combinations

73.1.	(a) Any Business Combination with any Interested Shareholder within a period of three years following the time of the transaction in which the person became an Interested Shareholder must be approved by the Board and authorised at an annual or special general meeting, by the affirmative vote of at least 66 2/3% of the votes attaching to the issued and outstanding voting shares of the Company that are not owned by the Interested Shareholder unless:

(i)	prior to the time that the person became an Interested Shareholder, the Board approved either the Business Combination or the transaction which resulted in the person becoming an Interested Shareholder; or

(ii)	upon consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned shares representing at least 85% of the votes attaching to the issued and outstanding voting shares of the Company at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned by (A) persons who are Directors and also Officers and (B) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.

(b)	The restrictions contained in this Bye-law 73.1 shall not apply if:

(i)	a Member becomes an Interested Shareholder inadvertently and (A) as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Shareholder; and (B) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

(ii)	the Business Combination is proposed prior to the consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required hereunder of, a proposed transaction which (A) constitutes one of the transactions described in the following sentence; (B) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (C) is approved or not opposed by a majority of the members of the Board then in office who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by resolution of the Board approved by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

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(1)	a merger, amalgamation or consolidation of the Company (except an amalgamation or merger in respect of which, pursuant to the Act, no vote of the Members is required);

(2)	a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company (other than to the Company or any entity directly or indirectly wholly-owned by the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company; or

(3)	a proposed tender or exchange offer for 50% or more of the issued and outstanding voting shares of the Company.

The Company shall give not less than 20 days’ notice to all Interested Shareholders prior to the consummation of any of the transactions described in subparagraphs (1) or (2) of the second sentence of this paragraph (ii).

(c)	For the purpose of this Bye-law 73 only, the term:

(i)	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person;

(ii)	“associate”, when used to indicate a relationship with any person, means: (A) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (B) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or Officer or a director or officer of any of the Company’s parents or subsidiaries;

(iii)	“Business Combination”, when used in reference to the Company and any Interested Shareholder of the Company, means:

(A)	any merger, amalgamation or consolidation of the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company, wherever incorporated, with (1) the Interested Shareholder or any of its affiliates, or (2) with any other company, partnership, unincorporated association or other entity if the merger, amalgamation or consolidation is caused by the Interested Shareholder;

(B)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company;

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(C)	any transaction which results in the issuance or transfer by the Company or by any entity directly or indirectly wholly-owned or majority-owned by the Company of any shares of the Company, or any share of such entity, to the Interested Shareholder, except: (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which securities were issued and outstanding prior to the time that the Interested Shareholder became such; (2) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such; (3) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of such shares; or (4) any issuance or transfer of shares by the Company; provided however, that in no case under items (2)-(4) of this subparagraph (C) shall there be an increase in the Interested Shareholder’s proportionate share of any class or series of shares;

(D)	any transaction involving the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares of the Company, or shares of any such entity, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any repurchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

(E)	any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (A)-(D) of this paragraph) provided by or through the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company;

(iv)	“control”, including the terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the issued and outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; provided that notwithstanding the foregoing, such presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

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(v)	“Interested Shareholder” means any person (other than the Company and any entity directly or indirectly wholly-owned or majority-owned by the Company) that (A) is the owner of shares representing 15% or more of the votes attaching to the issued and outstanding voting shares of the Company, (B) is an affiliate or associate of the Company and was the owner of shares representing 15% or more of the votes attaching to the issued and outstanding voting shares of the Company at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder or (C) is an affiliate or associate of any person listed in (A) or (B) above; provided, however, that the term “Interested Shareholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company unless such person referred to in this proviso acquires additional voting shares of the Company otherwise than as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the voting shares of the Company deemed to be issued and outstanding shall include voting shares deemed to be owned by the person through application of paragraph (viii) below, but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(vi)	“person” means any individual, company, partnership, unincorporated association or other entity;

(vii)	“voting shares” means, with respect to any company, shares of any class or series entitled to vote generally in the election of Directors, provided that, when used in reference to a vote to approve a merger or amalgamation of the Company which the Act requires to be approved by the Members, such term includes any shares entitled to vote on such matter pursuant to the Act, whether or not they are otherwise entitled to vote and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity; and references to percentages of “voting shares” shall be read as references to shares carrying such percentage of votes;

(viii)	“owner”, including the terms “own” and “owned”, when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

(A)	beneficially owns such shares, directly or indirectly; or

(B)	has (1) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered shares are accepted for purchase or exchange; or (2) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

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(C)	has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B)(2) of subparagraph (B) of this paragraph (viii)), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

73.2.	In respect of any merger or amalgamation which is not a Business Combination or any Business Combination to which the restrictions contained in Bye-law 73.1 do not apply but which the Act requires to be approved by the Members, then (i) for any such merger, amalgamation or Business Combination that has been approved by the Board the necessary general meeting quorum and Members’ approval shall be as set out in Bye-laws 26 and 28 respectively; and (ii) for any such merger, amalgamation or Business Combination not approved by the Board such merger, amalgamation or Business Combination requires a resolution of the Members including the affirmative vote of not less than 66 2/3% of the votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution.

VOLUNTARY WINDING-UP AND DISSOLUTION

74.	Winding-Up

If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

75.	Changes to Bye-laws

75.1.	Subject to Bye-law 75.2, no Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members.

75.2.	Bye-laws 36, 37, 38, 40, 73 and 75 may not be rescinded, altered or amended and no new Bye-law may be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than 66 2/3% of the Directors then in office and by a resolution of the Members including the affirmative vote of not less than 66 2/3% of the votes attaching to all shares in issue.

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76.	Changes to the Memorandum of Association

No alteration or amendment to the Memorandum of Association may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members.

77.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

78.	Exclusive Jurisdiction

In the event that any dispute arises concerning the Act or out of or in connection with these Bye-laws, including any question regarding the existence and scope of any Bye-law and/or whether there has been any breach of the Act or these Bye-laws by an Officer or Director (whether or not such a claim is brought in the name of a shareholder or in the name of the Company), any such dispute shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda.

79.	Headquarters

Unless otherwise determined by the Board, the headquarters of the Company, including its principal executive offices, shall be located in London, England.

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